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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                                  FORM 8-K
                                ------------
                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                              December 18, 1997
                               Date of Report
                      (Date of earliest event reported)



                              COHO ENERGY, INC.
                             -------------------
           (Exact name of registrant as specified in its charter)

                       Commission file number 0-22576
                                              -------


           Texas                                                75-2488635
--------------------------------                          ----------------------
(State or other jurisdiction of                                (IRS Employer
incorporation or organization)                            Identification Number)

14785 Preston Road, Suite 860
Dallas, Texas                                                           75240
-----------------------------------------                            -----------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:  (972) 774-8300
                                                    ----------------
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On December 18, 1997, Coho Energy, Inc. ("Coho Energy"), through its indirect wholly owned subsidiary Coho Oil and Gas, Inc. (formerly Coho Acquisitions Company) ("Coho Oil"), acquired from Amoco Production Company, a subsidiary of Amoco Corp., interests in certain crude oil and natural gas properties (the "Amoco Properties") located in southern Oklahoma for cash consideration of approximately $257.5 million and warrants to purchase one million shares of common stock of Coho Energy at $10.425 per share for a period of five years. The Amoco Properties are in more than 25,000 gross acres concentrated in southern Oklahoma, including 14 major producing oil fields. Coho Oil will operate all but two of these fields and have an average working interest in these fields of approximately 65%. The net proven reserves acquired are estimated at 55.1 million equivalent barrels, approximately 90% of which is oil.

Coho Oil is a wholly owned subsidiary of Coho Resources, Inc. ("Coho Resources"), which is in turn a wholly owned subsidiary of Coho Energy. Approximately $221 million of the acquisition was financed under Coho Resources' existing bank credit facility with a borrowing base which increased to $300 million. The member banks in the credit facility are: Banque Paribas, Houston Agency; MeesPierson Capital Corp.; Bank One, Texas, N.A.; Bank of Scotland; Credit Lyonnais New York Branch; Christiania Bank OG Kreditkasse, ASA; Den Norske Bank ASA; Toronto Dominion (Texas), Inc.; and Bank of Montreal. The remaining $36.5 million was funded from working capital.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)   FINANCIAL STATEMENTS OF BUSINESS(ES) ACQUIRED

Coho Energy is in the process of preparing the financial information required for the acquisition of the Amoco Properties and is having that information audited. Statements of revenues and direct operating expenses for the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1996 and 1997 will be filed within 60 days of the date this report must be filed.

(b)   PRO FORMA FINANCIAL INFORMATION

Coho Energy is also in the process of preparing the pro forma financial information required for the acquisition of the Amoco Properties and will file such pro forma information within 60 days of the date this report must be filed.

(c)  EXHIBITS

2.1 Purchase and Sale Agreement dated November 26, 1997 by and between Amoco Production Company and Coho Acquisitions Company.

99.1     Press release of Coho Energy dated December 18, 1997.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           COHO ENERGY, INC.
                                           (Registrant)


Date: December 30, 1997                    By:    s/n EDDIE M. LEBLANC, III
                                              -------------------------------
                                              Senior Vice President and
                                              Chief Financial Officer



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                              INDEX TO EXHIBITS


EXHIBIT
NUMBER                          DESCRIPTION
-------                         -----------
2.1      Purchase and Sale Agreement dated November 26, 1997 by and between
         Amoco Production Company and Coho Acquisitions Company.

99.1     Press release of Coho Energy dated December 18, 1997.
